Exhibit 99.1

News

Contact: Stephanie Goldman/Mark Havenner

The Pollack PR Marketing Group

(212) 601-9341

sgoldman@ppmgcorp.com/mhavenner@ppmgcorp.comC

Helios and Matheson Analytics and RedZone Announce That RedZone Has Acquired All the Assets of Trendit, an Israeli Company,

Including Three Technology Patents

Technology Addresses Crowd Behavior and Migration Patterns of Threatening Groups or Individuals, Identifying Origin, Destination and Trends

MIAMI & NEW YORK (June 5, 2017)— Helios and Matheson Analytics Inc. (NASDAQ: HMNY) and its subsidiary RedZone, creator of the RedZone Map™ real time crime and navigation app, a tool for situational awareness and enhancement of personal safety, announced today that RedZone has acquired three U.S. patents from Israel-based technology company Trendit Ltd. (TRIT.L UK Stock Exchange), among other assets. Hagai Yedid of Migdal Capital Markets, a division of Israeli company Migdal Insurance and Financial Holdings Ltd., served as advisor on this transaction.

RedZone plans to integrate the patented technology with the Redzone Map™ app, in order to enable the app to track and analyze real-time crowd behavior, migration and trends. The patented technology predicts population behavior, along with population size, origin and destination, with an accuracy rate of 85-90%, and tracks demographic segmentation of a population using a population sample of 15%, together with anonymous cellular signals and demographic big data.

The technology collects data from regular cellphone activity, which it tracks and compares with extensive social/economic databases. RedZone believes the technology will enable it to accurately determine crowd size, social/economic status and where a crowd is moving. RedZone plans to use this patented, highly-sophisticated analytical technology to alert RedZone Map™ app users of potential threats to their personal safety and to inform law enforcement and government officials of the location and migration patterns of known criminal or terrorist individuals and groups.

Trendit engineered the technology from the ground up to accurately monitor populations in real time, identify anomaly events, alert for potential hazards and predict population overloads and emergency events. The technology enables risk management for large events and allows for real-time mass management of crowds and populations. RedZone plans to integrate the technology with its real-time crime database and apply the technology’s analytical power to understand and predict crime and terror events on a mass scale.

“There are simply not enough resources for law enforcement and government agencies to track the behavior of known threats in our communities,” said Ted Farnsworth, founder of RedZone. “Our goal in integrating Trendit’s technology with the RedZone Map™ app’s artificial intelligence, facial recognition and real-time crime database is to accurately identify threats before they strike. We must begin to use technology to solve our crime and terror problems and allow individuals to take control of their own personal safety.”

RedZone plans to begin integrating Trendit’s patented technology into the RedZone Map™ app and roll out related new features in the coming months.

About RedZone Map™

RedZone (Zone Technologies, Inc.) is a state-of-the-art mapping and spatial analysis company with operations in the U.S. and Israel. It has created a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology to guide users to their destinations, giving them a choice of a safer route vs. a riskier route. The app incorporates a social media component, which allows for “it’s happening now” crime reporting coupled with real-time crime data from more than 1,400 local, state, national and global sources. The RedZone Map™ app is currently available to iOS and Android users. More information is available on the RedZone Map™ app’s website, RedZone Map. Zone Technologies, Inc., a wholly-owned subsidiary of Helios and Matheson Analytics, Inc. (NASDAQ: HMNY) is the creator of the RedZone Map™ app.

About Helios and Matheson

Helios and Matheson Analytics Inc. (NASDAQ: HMNY) provides information technology consulting, training services, software products and an enhanced suite of services of predictive analytics. Servicing Fortune 500 corporations and other large organizations, HMNY focuses mainly on BFSI technology verticals. HMNY’s solutions cover the entire spectrum of IT needs, including applications, data, and infrastructure. HMNY is headquartered in New York, NY and listed on the NASDAQ Capital Market under the symbol HMNY. For more information, visit us www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements.

Such forward-looking statements are based on a number of assumptions. Although HMNY’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors and other material information concerning HMNY are described in its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2016, and any subsequent current and periodic reports, information statements and registration statements filed with the U.S. Securities and Exchange Commission. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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